Exhibit 99.1

Digital Recorders, Inc. Appoints Rob R. Taylor to Lead Video Surveillance Initiative

     DALLAS--(BUSINESS WIRE)--Feb. 17, 2005--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, announced today that Rob
R. Taylor has joined the Company in a key role to develop and market video surveillance products and services for the transit industry as part of DRI's long-term business plans.
     "The popularity of our existing security-related products and the current trends in the industries and markets we serve encourage us to develop and/or acquire additional products and technologies to further meet our customers' ongoing safety and risk mitigation needs. Among those needs is the placement of technologically advanced video surveillance equipment inside transit vehicles, transit terminals, and bus shelters. Rob's strong video surveillance and technology background will be essential to our development of new video surveillance initiatives," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.
     According to Mr. Turney, several DRI products, including those developed and manufactured by its Digital Audio Corporation and Digital Recorders business units, have always featured varying degrees of security functionality.

     About Rob R. Taylor

     Rob R. Taylor, age 48, has more than 24 years' experience in the electronics industry and, most recently, in the digital video industry serving the broadcast, industrial, and transportation markets.
     Prior to joining DRI, Mr. Taylor served as Executive Vice President for Fast Forward Video, Inc., a privately held company in Irvine, Calif., where he was responsible for all sales and marketing activities from 2004 to 2005. Prior to Fast Forward Video, Inc., Mr. Taylor enjoyed a 14-year career with Irvine-based Toshiba America Electronic Components, Inc. While there, he served in various leadership roles, including: Vice President, Sales; Vice President, Discrete/Analog Business Unit; Vice President, Sales, Computing, and Digital Consumer; and others.
     Mr. Taylor attended Lyndon State College in Lyndonville, Vt., and Anne Arundel Community College in Arnold, Md., where he studied Business Administration and Computer Programming. He is a member of the American Association of Senior Executives and the SoCal Executive Network.

     About the Company

     Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement or security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec(R) route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/ automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     Forward-Looking Statements

     Statements regarding our future video surveillance product development and sales, as well as other statements that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number or risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. These include, but are not limited to future video surveillance product development and sales, customer acceptance of new products and technologies, risks and uncertainties related to general economic conditions, and the results of implementing the Company's business plan. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.


     CONTACT: Digital Recorders, Inc., Dallas
              Veronica B. Marks, 214-378-4776
              Fax: 214-378-8437
              veronicam@digrec.com
              or
              IR Counsel Contact:
              Citigate Sard Verbinnen, New York
              Robin Weinberg, 212-687-8080
              Fax: 212-687-8344
              rweinberg@sardverb.com